Exhibit 99.1

NEWS RELEASE	CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION ANNOUNCES ENHANCED TRANSFORMATION PLAN PROGRESS UPDATE

ELYRIA, Ohio - (BUSINESS WIRE) - Invacare Corporation (NYSE: IVC) (“Invacare” or the “company”) is pleased to provide an update on its enhanced transformation and growth plan in three key areas: commercial effectiveness, product innovation, and simplifying business and optimizing cost.

Commercial Effectiveness

Invacare today announced changes to its North America sales organization, effective immediately.

Joost Beltman has been appointed Vice President - Sales and Marketing, North America. Since joining Invacare in 2008 as Country Manager for the Netherlands, Mr. Beltman has held roles of increasing responsibility, most recently serving as Managing Director, Benelux (Belgium, Netherlands, Luxembourg) and Italy regions. Additionally, he served on Invacare’s EMEA Innovation Council, representing the commercial and customer side of the business.

Keith Brantly has been appointed Director, CRT Sales. Mr. Brantly re-joins Invacare from Amoena USA, where he served as Vice President of Sales. From 2016 to 2018, he served as a National Accounts Director and Regional Sales Director at Invacare, and prior to that, he held a sales leadership position at Arjo, Inc.

Product Innovation

As part of its strategy to deliver profitable sales growth, Invacare is pleased to announce the launch of several innovative products. Under the Küschall® brand, the company has designed a new line of active manual wheelchairs with sleek and minimal design elements intended to enhance the user’s daily life and activities. In addition, the company recently launched SMOOV one, an innovative power add-on which provides flexible electric drive for active manual wheelchair users. Both products are currently available in Europe and the company intends to seek clearance for distribution in other regions.

Learn more about these products at www.kuschall.com and www.smoov.com.

Simplifying Business and Optimizing Cost

As part of its transformation actions, the company continues to identify opportunities to simplify how it conducts business and lower cost. Realigning the organization to reduce complexity led to a workforce reduction of approximately 75 associates in North America and Europe. The company expects to incur total pre-tax cash restructuring charges, primarily relating to severance and transition assistance, of approximately $0.6 million during the second quarter of 2019 and $2.5 million during the third quarter of 2019. Once this reduction in workforce is completed, the company expects that it will generate approximately $6.4 million in annualized pre-tax savings, with $3.3 million in Europe and the remainder in North America.

Executive Summary

Reflecting on these initiatives, Matthew E. Monaghan, chairman, president and chief executive officer commented, “We continue to make progress against our enhanced transformation and growth plan, and I am confident that today’s announcements, in conjunction with our ongoing strategic changes, will position Invacare for long-term success.

First, I would like to congratulate Joost and Keith on their new roles. These are exciting key roles for us to have filled with strong talent. Joost’s proven success in Europe will help us execute a clear vision for profitable sales growth in North America as we navigate the ever-changing healthcare market. He will be instrumental in integrating the North America resources to drive overall commercial success. Keith’s understanding of the clinical sales process and collaborative customer relationships will continue to expand Invacare’s legacy of innovation and expertise in the complex rehabilitation space. This is a core area for the company with strong products and clinical benefits. Keith’s focus will help us regain share and better align with customer success.

Second, I am pleased to introduce exciting new products to the market, which capitalize on our history of innovation and deliver high clinical value. We have an incredibly full pipeline of new products on the horizon, which will help us achieve our long-term financial goals.

Finally, while decisions that affect our workforce are never easy, it is important that we make long-term focused decisions and take actions that streamline our business to delight our customers and optimize our cost structure. Actions like these will enable us to successfully execute our transformation strategy and increase shareholder value.”

About Invacare Corporation

Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, any statement made regarding the company's future results. Actual results may differ materially as a result of various risks and uncertainties, including the adverse impacts of new tariffs or increases in commodity prices or freight costs; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of company facilities at any time and governmental investigations or enforcement actions, including the investigation of pricing practices of one of the company’s former rentals businesses; lack of market acceptance of the company's new product innovations; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan; possible adverse effects on the company’s liquidity, including the company's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives, including its enhanced transformation and growth plan and the cost optimization actions described in this press release; any failure to achieve anticipated improvements in segment operating loss or convert high inventory levels to cash; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.